                                                                     Exhibit 4.4

                   WARRANT AND REGISTRATION RIGHTS AGREEMENT

     WARRANT AND REGISTRATION RIGHTS AGREEMENT, dated as of May 15, 2001 (this "Agreement"), is by and among APW LTD., a Bermuda company (the "Company"), and
 ---------                                                      -------
the holders of Warrant Certificates referred to below who are being issued Warrants in connection with the Credit Facilities referred to below (the "Investors").
 ---------

     WHEREAS, APW Electronics Group PLC its subsidiaries and affiliates (collectively "Borrowers") have severally entered into various credit facilities with Royal Bank of Scotland and National Westminister Bank ("Lenders") including
(1) Revolving Credit Facilities, as amended dated October 24, 1995 with Royal Bank of Scotland, PLC ; (2) Counter-Indemnity Agreement dated on or about April 26, 2000; with National Westminster Bank, PLC and (3) a Multiline Facility Agreement dated April 20, 2000 with National Westminster Bank, PLC pursuant to which the Banks agreed to extend financial accommodations including loans, letters of credit, bills facilities, bonding facilities, guarantees, indemnifications and related credit facilities as amended by agreement dated as of May 15, 2001 (collectively "Credit Facilities"or "UK Credit Facilities") for the account of its Borrowers as set forth in the respective credit and indemnity documents (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Facilities"), by and among the Company and the Lenders
                   -----------------
the Company has agreed to issue certain Warrants (the "Warrants") evidenced by
                                                       --------
Warrant Certificates in the form of Exhibit A hereto (together with any certificates issued in replacement or substitution therefor, the "Warrant
                                                                  -------
Certificates") to purchase the Company's Common Shares, par value $0.01 per
------------
share, including the related preferred share purchase rights to the extent such rights have not been redeemed or cancelled (the "Common Shares"), pursuant to
                                                 -------------
the terms of such Warrants;

     WHEREAS, in connection with the Credit Facilities, the Company has agreed, upon the terms and conditions set forth herein, to register for sale by the Investors the shares of Common Shares received by the Investors upon exercise of the Warrants; and

     WHEREAS, the Company and the Investors desire to set forth certain agreements relating to the Warrants and the Common Shares issuable upon exercise thereof.

     NOW, THEREFORE, in consideration of the foregoing and the covenants of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions set forth herein, the parties hereby agree as follows:

1.   Section Certain Definitions. In this Agreement the following terms shall
             -------------------
have the following meanings:

2.

3.   "Accredited Investor" shall have the meaning set forth in Rule 501 of the
      -------------------
General Rules and Regulations promulgated under the Securities Act.

4.

5.   "Affiliate" shall mean, when used with respect to a specified Person,
      ---------
another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

6.

7.   "Applicable Law" means (a) all applicable common law and principles of
      --------------
equity and (b) all applicable provisions of all (i) constitutions, statutes, rules, regulations, ordinances and orders of governmental bodies, (ii) authorizations, consents, approvals, licenses or exemptions of, registrations or filings with, or reports or notices to, governmental bodies and (iii) orders, decisions, judgments and decrees of all courts, administrative agencies and arbitrators.

8.

9.   "Commencement Date" has the meaning assigned thereto in the Warrant
      -----------------
Certificates.

10.

11.  "Commission" shall mean the Securities and Exchange Commission or any other
      ----------
federal agency at the time administering the Securities Act.

12.

13.  "Company Rights Plan" shall have the meaning ascribed to it in Section 3(d)
      -------------------                                           ------------
of this Agreement.

14.

15.  "Connell" shall have the meaning ascribed to it in Section 5(a)(ii) of this
      -------                                           ----------------
Agreement.

16.

17.  "Connell Registration Rights Agreement" shall have the meaning ascribed to
      -------------------------------------
it in Section 5(a)(ii) of this Agreement.
      ----------------

18.

19.  "Designated Affiliate" means, as to any Lender, an Affiliate of such Lender
      --------------------
designated by such Lender within one (1) month of the Original Issuance Date to hold some or all of the Warrants issuable hereunder.

20.

21.  "Effective Date" means the date the Credit Facilities becomes effective.
      --------------

22.

23.  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended,
      ------------
and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

24.

25.  "Holders" shall mean (i) the Investors, the Lenders, their Designated
      -------
Affiliates and permitted transferees, and (ii) each Person holding Registrable Shares as a result of a transfer or assignment, in accordance with the terms and conditions of this Agreement, to that Person of Registrable Shares other than pursuant to an effective registration statement or Rule 144 (or any successor provision) under the Securities Act.

26.

27.  "Indemnified Party" shall have the meaning ascribed to it in Section 7(c)
      -----------------                                           ------------
of this Agreement.

28.  "Indemnifying Party" shall have the meaning ascribed to it in Section 7(c)
      ------------------                                           ------------
of this Agreement.

29.

30.  "Lien" means, with respect to any asset, any mortgage, lien, pledge,
      ----
charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset.

31.

32.  "Market Price" has the meaning assigned thereto in the Warrant
      ------------
Certificates.

33.

34.  "Person" shall mean an individual, corporation, partnership, limited
      ------
liability company, estate, trust, association, private foundation, joint stock company or other entity.

35.

36. The terms "Register," "Registered" and "Registration" refer to a
               --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act providing for the sale by the Holders of Registrable Shares in accordance with the method or methods of distribution designated by the Holders, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

37.

38.  "Registrable Shares" shall mean the Warrant Shares issued upon exercise of
      ------------------
the Warrants; provided, however, that any such Common Shares shall cease to be
              --------  -------
Registrable Shares when (A) a registration statement with respect to the sale of such shares shall have become effective under the Securities Act and such shares shall have been disposed of in accordance with such registration statement; (B) such shares shall have been sold in accordance with Rule 144; (C) such shares shall have been otherwise transferred and new certificates not subject to transfer restrictions under the Securities Act and not bearing any legend restricting further transfer shall have been delivered by the Company, and no other applicable and legally binding restriction on transfer under the federal securities laws shall exist or (D) such shares, after having been issued, otherwise cease to be outstanding.

39.

(a)  "Registration Expenses" shall mean all out-of-pocket expenses (excluding
      ---------------------
Selling Expenses) incurred by the Company in complying with Section 5 hereof,
                                                            ---------
including, without limitation, the following: all registration and filing fees; reasonable fees and expenses of compliance with federal and state securities laws (including, without limitation, reasonable fees and disbursements of counsel in connection with state securities qualifications of the Registrable Shares under the laws of such jurisdictions as the Holders may reasonably designate); printing (including, without limitation, reasonable expenses of printing or engraving certificates representing the Registrable Shares in a form eligible for deposit with The Depository Trust Company or its nominee and otherwise meeting the requirements of any securities exchange on which they are listed and of printing registration statements and prospectuses), messenger, telephone, shipping and delivery expenses; reasonable fees and disbursements of counsel for the Company; reasonable fees and disbursements of all independent public accountants of the

Company (including without limitation the reasonable expenses of any annual or special audit and "cold comfort" letters reasonably required by the managing underwriter); Securities Act liability insurance if the Company so desires; reasonable fees and expenses of other Persons reasonably necessary in connection with the registration, including any experts, retained by the Company; reasonable fees and expenses incurred in connection with the listing of the Registrable Shares on each securities exchange on which securities of the same class are then listed; reasonable fees and expenses associated with any filing with the National Association of Securities Dealers, Inc. required to be made in connection with the registration statement; and (j) reasonable fees and disbursements of one counsel for the Holders participating in the registration.

(b)

(c)  "Rule 144" shall mean Rule 144 promulgated by the Commission under the
      --------
Securities Act, or any successor thereto, as the same shall be in effect at the relevant time.

(d)

(e) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

(f)

(g)  "Selling Expenses" shall mean all underwriting discounts, selling
      ----------------
commissions and stock transfer taxes applicable to any sale of Registrable
Shares.

(h)

(i)  "Subsidiary" means, as to any Person, any corporation or other entity of
      ----------
which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

(j)

(k)  "UK Banks" has the meaning assigned thereto to Lenders in the first
      --------
"whereas" clause above.

(l)

(m)  "US Banks" has the meaning assigned in Section 5(k).
      --------

(n)

(o)  "Warrant Shares" has the meaning assigned thereto in the Warrant
      --------------
Certificates.

(p)

40.  Section Issuance of Warrants. On the Effective Date, in consideration for
     --------------------
the Lenders entering into the Credit Facilities, the Company shall issue to each Lender (or its Designated Affiliate) a Warrant Certificate representing Warrants to purchase the number of Common Shares to which such Lender is entitled as set forth in Exhibit B hereto.

41.

42.  Section Representations, Warranties and Covenants of the Company. The
             -------------------------------------------------------------
Company represents and warrants to the Lenders and their Designated Affiliates that:

43.

(a)       Corporate Existence and Power . The Company is a company duly
          -----------------------------
continued, validly existing and in good standing under the laws of Bermuda, and is duly qualified as a foreign corporation and authorized to do business in all jurisdictions wherein the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except for those jurisdictions in which the failure so to qualify or be authorized, singly or in the aggregate, have not had and would not reasonably be expected to have a materially adverse effect upon the business, financial position or results of operations of the Company and its Subsidiaries taken as a whole, and the Company has all corporate powers, and all material governmental licenses, authorizations, consents and approvals, required to carry on its business as presently conducted.

(b)

(c)       Corporate and Governmental Authorization; No Contravention. The
          ----------------------------------------------------------
execution, delivery and performance by the Company of this Agreement and each Warrant Certificate are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing or recording with, any governmental body, agency or official and do not (i) contravene, or constitute a default under, any provision of Applicable Law or of the memorandum of association or bye-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company, or (ii) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

(d)

(e)       Binding Effect. Each of this Agreement and each Warrant Certificate is
          --------------
a valid and binding obligation of the Company.

(f)

(g)       Capitalization of the Company; Reservation of Shares; Other Matters
          -------------------------------------------------------------------
Relating to Capital Stock.
-------------------------

(h)

(i) As of the Effective Date, the authorized capital stock of the Company consists solely of 250,000,000 Common Shares of which (assuming no Lender or Designated Affiliate exercises any Warrant) 40,791,301 shares of Common Shares are issued and outstanding and 50,000,000 preferred shares, par value $0.01 per share, of which 1,000,000 have been designated as Series A Junior Participating Preferred Stock, par value $0.01 per share, issuable in accordance with that certain Rights Agreement, dated July 17, 2000, between the Company and Firstar Bank, N.A., as Rights Agent (the "Company Rights Plan"), of which no shares are
                                  -------------------
issued and outstanding. All of such outstanding capital stock is validly issued, fully paid and nonassessable and has been issued in compliance with all applicable laws. As of the Effective Date, there are options, warrants and convertible securities exercisable or convertible into 5,224,917 Common Shares. As of the Effective Date and except as set forth on Schedule 3(d), the applicable exercise price of all such options, warrants and convertible securities is greater than the exercise price of the Warrants. As of the Effective Date, except as set forth on Schedule 3(d) and except for the Warrants
                                       -------------
and rights issued under the Company Rights Plan,
there are no existing options, convertible securities, warrants, calls, pledges, transfer restrictions (except restrictions imposed by federal and state securities laws), liens, rights of first offer, rights of first refusal, antidilution provisions or commitments of any character relating to any issued or unissued shares of capital stock of the Company. Except for the Warrants or as set forth on Schedule 3(d), there are no preemptive or other preferential
                -------------
rights applicable to the issuance and sale of equity securities (or securities convertible or exercisable into or exchangeable for equity securities) of the Company. Except for the Warrants or as set forth on Schedule 3(d) and the
                                                    -------------
warrants being issued to the US Banks pursuant to the US Amended and Restated Multicurrency Credit Agreement, dated May 15, 2001 and the Connell Registration Rights Agreement, there are no registration rights with respect to any of the Company's Common Shares or securities exercisable or convertible into Common Shares.

(ii)

(iii) As of the Effective Date, sufficient shares of authorized but unissued Common Shares have been reserved by corporate action in connection with the prospective exercise of the Warrants. The issuance of the Warrants will not (x) require any further corporate action by the stockholders or directors of the Company, (y) be subject to any statutory or contractual preemptive rights of any present or future stockholders or members of the Company or (z) conflict with any provision of any agreement to which the Company is a party or by which the Company is bound. All Common Shares issuable upon exercise of, and payment for (including on a cashless basis pursuant to Section 3(d) of the Warrant Certificate), the Warrants in accordance with their terms will be validly authorized, fully paid and nonassessable.

(iv)

(v) The Company has not violated any applicable federal or state securities laws in connection with the offer, sale and issuance of any of its capital stock or securities. Assuming the representations of the Holders set forth in this Agreement are true and correct, the offer, sale and issuance of the Warrants and the Common Shares issuable upon exercise thereof do not require registration under the Securities Act or any applicable federal or state securities laws.

(vi)

(vii) The Company has obtained all approvals required by Bermuda authorities to issue the Warrants and the Warrant Shares. The offer, sale and issuance of the Warrants and the Common Shares issuable upon exercise thereof do not require prior registration under the laws of Bermuda. The Company covenants that it will promptly complete all filings required by the laws of Bermuda to be completed subsequent to the execution of this Agreement in order for the Company to fulfill its obligations under this Agreement.

(viii)

(ix) The Company's Common Shares are presently authorized for listing and are listed and trading on The New York Stock Exchange, Inc. ("NYSE"). The Company will use commercially reasonable efforts to maintain the listing of the Common Shares on the NYSE or an equivalent stock exchange.

(x)

(xi) (vi) The warrants being issued to the US Banks pursuant to the Amended and Restated US Multicurrency Credit Agreement contain terms substantially similar to, and in all material respects no more favorable to the US Banks than (except with regard to the number of demand registrations), the terms of this Agreement and the Warrant Certificates to the Investors.

(xii)

44.  Section Compliance with Securities Laws; Legends.
             ----------------------------------------

45.

(a)  Investment Intent. Each Lender represents and warrants to the Company that
     -----------------
it is acquiring the Warrants for its own account, with no present intention of selling or otherwise distributing the same to the public. Each Lender has been provided with information required by Rule 502 under the Securities Act and has had the opportunity to obtain additional information as desired in order to evaluate the merits and risks inherent in holding Warrant and Warrant Shares. Each Lender has not been offered the Warrant and Warrant Shares by any general advertising or general solicitation. Each Lender is able to bear the economic risks and lack of liquidity inherent in the holding of the Warrant and Warrant Shares.

(b)

(c)  Status of Securities. Each Lender acknowledges that the Warrants and
     --------------------
Warrant Shares have not been and, except as contemplated by this Agreement, will not be registered under the Securities Act or under any state securities laws and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering.

(d)

(e)  Status of Lenders. Each Lender represents and warrants to the Company that
     -----------------
it is an Accredited Investor.

(f)

(g)  Transfer of Warrants and Warrant Shares.
     ---------------------------------------

(h)

(i) Without limiting any other permitted transfers contemplated by this Agreement and subject to Section 4(d)(iii) below, the Warrants and Warrant
                         -----------------
Shares may be transferred pursuant to (1) public offerings registered by the Company under the Securities Act, (2) Rule 144 or 144A promulgated under the Securities Act (or any similar rule then in force) or (3) subject to the conditions set forth in Section 4(d)(ii), any other legally available means of
                        ----------------
transfer.

(ii)

(iii) In connection with any transfer of any Warrants or Warrant Shares described in Section 4(d)(i)(3), a Holder desiring to transfer Warrants or
             ------------------
Warrant Shares shall deliver written notice to the Company describing in reasonable detail the proposed transfer, together with an opinion of counsel (which, to the Company's reasonable satisfaction, is knowledgeable in securities law matters) to the effect that such transfer may be effected without registration of such shares under the Securities Act; provided that no such
                                                      --------
opinion shall be required if there shall have been delivered to the Company an opinion of counsel that no subsequent transfer of all Warrants or Warrant Shares held by all Holders shall require registration under the Securities Act. Promptly upon receipt of any opinion described in the proviso to the preceding
                                                      -------
sentence,
the Company shall prepare and deliver in connection with the consummation of the proposed transfer, new certificates for the Warrants or Warrant Shares being transferred that do not bear the legend set forth in Section 4(d)(iv). Transfers
                                                     ----------------
to Affiliates are permitted as long as the legal opinion referred to in this section is provided. Notwithstanding the foregoing, no legal opinion is required for the transfer of any Warrant or Warrant Share to a Designated Affiliate. To the extent that a transfer agent shall require an opinion or counsel for a transfer pursuant to Section 4(d)(i)(2), the Company shall promptly provide such
                     ------------------
opinion of counsel to the transfer agent in order to facilitate timely clearance of the transfer.

(iv)

(v) No Warrant may be transferred prior to the Commencement Date unless transferred from one Investor to another Investor or to a third party in conjunction with an Investor selling all or a portion of its Commitment (as defined under the Credit Facilities); provided, however, that the ratio
                                      --------  -------
determined by dividing the number of Warrants transferred by an Investor pursuant to this Section 4(d)(iii) by the number of Warrants held by such
                 -----------------
Investor on May 15, 2001 must equal the ratio determined by dividing the amount of Commitment sold by the Investor's original Commitment under the Credit Facilities.

(vi)

(vii)     Except as provided in Sections 5(j) and 4(d)(ii), each certificate for
                                -------------     --------
any Warrants or Warrant Shares shall be imprinted with a legend substantially in the following form:

(viii)

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND AN OPINION OF COUNSEL WITH RESPECT TO SUCH EXEMPTION IS PROVIDED TO THE EXTENT REQUIRED IN A CERTAIN WARRANT AND REGISTRATION RIGHTS AGREEMENT DATED AS OF MAY 15, 2001, ENTERED INTO AMONG THE COMPANY AND CERTAIN HOLDERS OF SECURITIES OF THE COMPANY.

(a)  In addition to the legend required by Section 4(d)(iv), each certificate
                                           ----------------
for any Warrants or Warrant Shares shall be imprinted with a legend substantially in the following form:

(b)

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND PROVISIONS OF A CERTAIN WARRANT AND
          REGISTRATION RIGHTS

                     AGREEMENT DATED AS OF MAY 15, 2001,
                     ENTERED INTO AMONG THE COMPANY AND
                     CERTAIN HOLDERS OF SECURITIES OF
                     THE COMPANY, A COPY OF WHICH IS ON
                     FILE AT THE COMPANY'S PRINCIPAL
                     OFFICES. UPON WRITTEN REQUEST TO
                     THE COMPANY'S SECRETARY, A COPY OF
                     SUCH AGREEMENT WILL BE PROVIDED
                     WITHOUT CHARGE TO APPROPRIATELY
                     INTERESTED PERSONS.

Any legend endorsed on a certificate pursuant to Sections 4(d)(iv) and 4(e)
                                                 -----------------     ----
shall be removed if the securities represented thereby shall have been effectively registered under the Securities Act and sold pursuant to an effective registration statement or have been sold in compliance with Rule 144.

1.   Section Registration.
             ------------
2.
(a)       Company Registration.
          --------------------
(b)
     (i) If, on or after the Commencement Date and until May 15, 2006, the Company shall determine to Register any of its equity securities either for its own account or for the account of any other Person, other than a Registration relating solely to benefit plans, or a Registration relating solely to a Commission Rule 145 transaction or on Form S-4, or a Registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Shares, the Company will:

               (A) promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions, if any, in which the Company intends to attempt to qualify such securities under applicable state securities laws); and

               (B) include in such Registration (and any related qualification under state securities laws or other compliance), and in any underwriting involved therein, all the Registrable Shares specified in a written request or requests, made by the Holders within ten (10) business days after the giving of the written notice from the Company described in clause (i) above, except as set forth in Section 5(a)(ii)
                                                                ----------------
          below. Such written request shall specify the amount of Registrable Shares intended to be disposed of by a Holder and may specify all or a part of the Holder's Registrable Shares.

     Notwithstanding the foregoing, if, at any time after giving such written notice of its intention to effect such Registration and prior to the effective date of the registration statement filed in connection with such Registration, the Company shall determine for any reason not to Register such equity securities the Company may, at its election, give written notice of such determination to the Holders and thereupon the Company shall be relieved of its obligation to Register such Registrable Shares in connection with the Registration of such equity securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided herein).

               (ii)      Underwriting.  If the Registration of which the Company
                         ------------
     gives notice is for a Registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 5(a)(i)(A). In such event, the right of
                              ------------------
     each of the Holders to Registration pursuant to this Section 5(a) shall be
                                                          ------------
     conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable Shares in the underwriting to the extent provided herein. The Holders whose shares are to be included in such Registration shall (together with the Company and any other Person distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for the underwriting by the Company or such other Persons, as the case may be. Such underwriting agreement will contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution and customary lock-up periods required by the representative on terms no more onerous than to any other parties to the underwriting agreement.

          Notwithstanding any other provision of this Section 5(a), if the
                                                      ------------
          representative determines that marketing factors require a limitation on the number of shares to be underwritten, the Company shall so advise all holders of securities requesting Registration, and the number of shares of securities that are entitled to be included in the Registration and underwriting shall be allocated in the following manner:

               (A) for the period beginning on the date hereof and ending on the earlier of (x) February 16, 2003 and (y) the date that certain Registration Rights Agreement (the "Connell Registration Rights
                                                   ---------------------------
               Agreement"), dated as of February 16, 2001, by and between the
               ---------
               Company and Connell Limited Partnership ("Connell"), terminates
                                                         -------
               in accordance with its terms,

                    (1) if a Registration as initially proposed was solely a primary registration, then the Company shall include in such Registration the number of shares proposed to be registered by Connell before including the shares proposed to be included by the Company for its own account, the Holders, and each other securityholder of the Company (other than the Holders) that on the date hereof has rights to piggyback registration upon a Company Registration, such that the number of shares that may be included in the Registration and underwriting by each of the Company, the Holders, and such other securityholders shall be reduced on a pro rata basis (based on the number of shares requested to be registered by the Company, such Holders or such other securityholders), by such minimum shares as is necessary to comply with such limitation, and

                    (2) if such Registration as initially proposed was in whole or in part a secondary registration, the number of shares that may be included in the Registration and underwriting by each of the Company, the Holders, each other securityholder of the Company (other than the Holders) that on the date hereof has rights to piggyback registration upon a Company Registration and Connell shall be reduced, on a pro rata basis (based on the number of shares requested to be registered by the Company, such Holders, such other securityholders or Connell), by such minimum shares as is necessary to comply with such limitation;

               Notwithstanding the foregoing, if a registration is a demand pursuant to the Warrant and Registration Rights Agreement (the "US Registration Rights Agreement") of even date herewith between the Company and the US Banks (as defined in Section 5(k), the holders of warrants and warrant shares pursuant to such agreement will be entitled to the priority set forth in the demand registration provisions of such agreement.

               Nothing in this Section 5(a)(ii)(A) is intended to limit or
                               -------------------
               restrict any priority or other rights under the Connell Registration Rights Agreement.

               (B) for the period beginning upon the termination of the Connell Registration Rights Agreement, the number of shares that may be included in the Registration and underwriting by each of the Company, the Holders and by each securityholder of the Company (other than the Holders) that on the date hereof has rights to piggyback registration upon a Company Registration shall be reduced, on a pro rata basis (based on the number of shares requested to be registered by the Company, such Holders or such other securityholders), by such minimum number of shares as is necessary to comply with such limitation. Notwithstanding the foregoing, if a registration is a demand pursuant to the US Registration Rights Agreement, the holders of warrants and warrant shares pursuant to such agreement will be entitled to the priority set forth in the demand registration provisions of such agreement.

          If any of the Holders or any officer, director or stockholder of the Company other than a Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by prompt written notice to the Company and the underwriter. Any Registrable Shares or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

(a)  Demand Registration.  The Company will provide a list of the names,
     -------------------
addresses and number of Warrants held of all current Holders within ten (10) days of a written request of any Holder for such information. On or after the Commencement Date, the holders of the Warrants and Warrant Shares may require the Company to effect the registration of Warrant Shares. The right to request registration under this Section 5(b) may be exercised on one (1) seperate
                        ------------
occasion, only unless such request is withdrawn in accordance with the terms hereof. The right granted hereunder is distinct and separate from any other rights to request registration which have been granted to any other Person. A request may be delivered prior to the Commencement Date; provided that the registration statement does not have to be declared effective until after such date. A shelf registration may be demanded pursuant to this Section 5(b). These
                                                            ------------
demand registration rights may only be exercised if the holders of a majority of Warrant Shares (whether or not the Warrant Shares have been issued) (the "Majority Holders") shall give notice to the Company to the effect that holders
 ----------------
of Warrants or Warrant Shares intend to (i) transfer all or any part of the Warrant Shares or (ii) exercise all or any part of the Warrant and transfer all or any part of the Warrant Shares under such circumstances that a public distribution (within the meaning of the Securities Act) of the Warrant Shares will be involved, then the Company (A) within ten (10) days after receipt of such notice shall give written notice of the proposed registration pursuant to this Section 5(b) to the other holders of Warrants and Warrant Shares and (B)
     ------------
within thirty (30) days after receipt of such notice from the Majority Holders, shall file a registration statement pursuant to the Securities Act to the end that all Warrant Shares the holders of which requested registration thereof either pursuant to the original notice from the Majority Holders given pursuant to this sentence or by written notice given to the Company during such 30-day period, may be sold under the Securities Act as promptly as is practicable thereafter. The Company shall use commercially reasonable efforts to cause any such registration to become effective and to keep the prospectus included therein current for ninety (90) days; provided, however, that such holders shall
                                      --------  -------
furnish the Company with such appropriate information as is required in connection with such registration as the Company may reasonably request in writing and that such holders shall comply with Section 8 of this Agreement.
                                                ---------

(b)
(c)  If the managing underwriter for any offering made pursuant to this Section
                                                                        -------
5(b) (who shall be selected by the Majority Holders, subject to the consent
----
of the Company, which shall not be unreasonably withheld) advises the Company in writing that, in its opinion, the inclusion of all of the Warrant Shares requested to be included in such registration by the holders of Warrants and Warrant Shares would materially adversely affect the distribution of all such securities, then there shall be included in such registration shares of the holders of Warrants or Warrant Shares pro rata based on the number of shares
                                      --- ----
originally proposed to be registered by each holder of Warrants or Warrant Shares and no other Common Shares shall be included in such registration. A registration will not count as a demand registration under this Section 5(b)
                                                                ------------
until it has become effective and the holders of the Warrants or Warrant Shares participating in the demand registration are able to register and sell at least 50% of the Warrant Shares originally requested to be included in such registration. The Company agrees to enter into an underwriting agreement in customary form with the managing underwriter. Such underwriting agreement will contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution.
(d)
(e)  Suspension Right.  Notwithstanding the provisions of Sections 5(a) and (b),
     ----------------                                     -------------     ---
if the Board of Directors of the Company determines in good faith that the filing of a registration statement or any supplement or amendment thereto would interfere with the negotiation or completion of a material transaction or event being contemplated by the Company, the Company shall have the right to (the "Suspension Right"), by notice to the Holders in accordance with Section 11(d),
 ----------------                                                -------------
defer the filing of a registration statement to effect the demand registration or suspend the rights of the Holders to make sales pursuant to the demand registration for such a period of time as the Board of Directors may determine; provided that no such period of deferral or suspension may exceed 60
--------
consecutive days and that all such periods of deferral or suspension may not exceed 120 days in the aggregate during any period of 12 consecutive months.
(f)
(g)  Notices.  The Company shall promptly notify the Holders of Registrable
     -------
Shares covered by the demand registration of the occurrence of the following events:
(h)
     (i) when the demand registration or post-effective amendment thereto filed with the Commission has become effective;

     (i) the issuance by the Commission of any stop order suspending the effectiveness of the demand registration;

     (i) the suspension of sales under the demand registration by the Company in accordance with Section 5(c) above;
                                ------------

     (i) the Company's receipt of any notification of the suspension of the qualification of any Registrable Shares covered by the demand registration for sale in any jurisdiction; and

     (i) the existence of any event, fact or circumstance that results in the registration statement evidencing the demand registration or prospectus relating to Registrable Shares or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading during the distribution of securities.

The Company agrees to use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any such registration statement or any state qualification at the earliest possible moment.

(a)  Registration Statement; Amendments and Supplements.  The Company shall
     --------------------------------------------------
provide to the Holders of Registrable Shares covered by a registration, at no cost to such Holders, such reasonable number of copies as each Holder may request of the related registration statement and any amendment thereto used to effect the Registration of the Registrable Shares, each prospectus contained in such registration statement or post-effective amendment and any amendment or supplement thereto and such other documents as the requesting Holders may reasonably request in order to facilitate the disposition of the Registrable Shares covered by such registration statement. The Company consents to the use of each such prospectus and any supplement thereto by the Holders in connection with the offering and sale of the Registrable Shares covered by such registration statement or any amendment thereto. The Company shall also file a sufficient number of copies of the prospectus and any post-effective amendment or supplement thereto with NYSE (or, if the Common Shares are no longer listed thereon, with such other securities exchange or market on which the Common Shares are then listed) so as to enable the Holders to have the benefits of the prospectus delivery provisions of Rule 153 under the Securities Act, if applicable.
(b)
(c)  State Securities Laws.  The Company agrees to use commercially reasonable
     ---------------------
efforts to cause the Registrable Shares covered by a registration statement to be registered with or approved by such state or Bermuda securities authorities as may be necessary to enable the Holders to consummate the disposition of such shares pursuant to the plan of distribution set forth in the registration statement; provided, however, that the Company shall not be obligated to take
           --------  -------
any action to effect any such Registration, qualification or compliance pursuant to this Section 5 in any particular jurisdiction in which the Company would be
        ---------
required to (i) execute a general consent to service of process in effecting such Registration, qualification or compliance unless the Company is already subject to service in such jurisdiction or to (ii) file a tax return.
(d)

(e)  Remediation of Misstatements or Omissions.  Subject to the Company's
     -----------------------------------------
Suspension Right, if any event, fact or circumstance requiring an amendment to a registration statement relating to the Registrable Shares or supplement to a prospectus relating to the Registrable Shares shall exist, immediately upon becoming aware thereof the Company agrees to notify the Holders and prepare and furnish to the Holders a post-effective amendment to the registration statement or supplement to the prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
(f)
(g)  Listing on Exchange.  The Company agrees to use commercially reasonable
     -------------------
efforts (including the payment of any listing fees) to obtain the listings of all Registrable Shares covered by the registration statement on each securities exchange on which securities of the same class are then listed.
(h)
(i)  Compliance with Securities Laws.  The Company agrees to use commercially
     -------------------------------
reasonable best efforts to comply with the Securities Act and the Exchange Act in connection with the offer and sale of Registrable Shares pursuant to a registration statement, and, as soon as reasonably practicable following the end of any fiscal year during which a registration statement effecting a Registration of the Registrable Shares shall have been effective, to make available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.
(j)
(k)  Share Certificates.  The Company agrees to: (x) cooperate with the selling
     ------------------
Holders to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold pursuant to a Registration and not bearing any Securities Act legend; and (y) enable certificates for such Registrable Shares to be issued for such numbers of shares and registered in such names as the Holders may reasonably request at least two business days prior to any sale of Registrable Shares. Each Holder requesting delivery of certificates not bearing any Securities Act legend shall provide appropriate representations to the Company of such Holder's intent to comply with all conditions necessary for sale pursuant to a Registration, including prospectus delivery requirements.
(l)
(m)  Other Registration Rights.  Prior to the date hereof, the Company issued
     -------------------------
certain registration rights pursuant to the Connell Registration Rights Agreement and pursuant to the Company Rights Plan. The Company agrees not to grant registration rights to any other holder of Common Shares or securities exercisable or convertible into common shares without the written consent of the holders of Warrants and Warrant Shares representing 60% of the Warrant Shares issuable hereunder, excluding any Warrant Shares sold to the public pursuant to an effective registration statement or Rule 144 under the Securities Act, except that

(n)
     (i) the Company may grant registration rights pursuant to a Warrant and Registration Rights Agreement of even date herewith in accordance with the US Amended and Restated Multicurrency Credit Agreement by and among the Company and Bank of America, National Association, Bank One, NA, BNP Paribas, Credit Lyonnais, First Union National Bank, Firstar Bank, N.A., Fleet National Bank, LaSalle Bank National Association, M&I Marshall & Ilsley Bank, Societe Generale, Sumitomo Mitsui Banking Corporation, The Bank of New York, The Bank of Tokyo Mitsubishi, Ltd., The Chase Manhattan Bank, The Dai-Ichi Kang Yo Bank, Ltd., The Fijubank, Limited, The Mitsubishi Trust & Banking Corporation, The Royal Bank of Scotland PLC, U.S. Bank National Association, Wachovia Bank, N.A. (collectively, the "US
                                                                             --
     Banks"); provided that such rights do not conflict with the cutback
     -----    --------
     prorations and demand registration provisions set forth in this Section 5;
                                                                     ---------
     and

     (i) the Company may grant piggyback registration rights on a Company registration (but not on a demand registration pursuant to Section 5(b)) to
                                                                ------------
     any other party as long as such party may only participate in a registration to the extent that all Registrable Shares requested to be included by the Holders are included.

1.   Section Expenses of Registration.  The Company shall pay all Registration
             ------------------------
Expenses incurred in connection with the registration, qualification or compliance pursuant to Section 5 hereof. All Selling Expenses incurred in
                       ---------
connection with the offer and sale of Registrable Shares by any of the Holders shall be borne by the Holder offering or selling such Registrable Shares.
2.
3.   Section Indemnification.
             ---------------
4.
(a) The Company will indemnify each Holder, each Holder's officers and directors, each person controlling such Holder within the meaning of Section 15 of the Securities Act and each underwriter, if any, of the Company's securities covered by any Registration hereunder against all expenses, claims, losses, damages and liabilities (including reasonable legal fees and expenses), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus relating to the Registrable Shares, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, the Company will not be liable in any such case to the extent
--------  -------
that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with information furnished in writing to the Company by such Holder or underwriter for inclusion therein.

(a) Each Holder will indemnify the Company, each of its directors and each of its officers who signs the registration statement and each person who controls the Company within the meaning of Section 15 of the Securities Act against all claims, losses, damages and liabilities (including reasonable legal fees and expenses) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or prospectus, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with information furnished in writing to the Company by such Holder for inclusion therein and provided further that such indemnification shall be limited to the amount of proceeds such Holder received from the sale of Common Shares pursuant to such registration.
(b)
(c)  Each party entitled to indemnification under this Section 7 (the
                                                       ---------
"Indemnified Party") shall give notice to the party required to provide
 -----------------
indemnification (the "Indemnifying Party") promptly after such Indemnified
                      ------------------
Party has actual knowledge of any claim as to which indemnity may be sought, but the omission to so notify the Indemnifying Party shall not relieve it from any liability which it may have to the Indemnified Party pursuant to the provisions of this Section 7 except to the extent of the actual damages suffered by such
        ---------
delay in notification. The Indemnifying Party shall assume the defense of such action, including the employment of counsel to be chosen by the Indemnifying Party, which counsel must be reasonably satisfactory to the Indemnified Party, and payment of reasonable expenses. The Indemnified Party shall have the right to employ its own counsel in any such case, but the reasonable legal fees and expenses of such counsel shall be at the expense of the Indemnified Party, unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action, or the Indemnifying Party shall not have employed counsel to take charge of the defense of such action, or the Indemnified Party shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events such reasonable fees and expenses shall be borne by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.
(d)
(e)  If the indemnification provided for in this Section 7 is unavailable to a
                                                 ---------
party that would have been an Indemnified Party under this Section 7 in respect
                                                           ---------
of any expenses, claims, losses, damages and liabilities referred to herein, then each party that would have been an Indemnifying Party hereunder shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such expenses, claims, losses, damages and liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the statement or omission which resulted in such expenses, claims, losses, damages and liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or such Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each holder of Registrable Shares agrees that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d).
                                                                  ------------
(f)
(g)  No person guilty of fraudulent misrepresentation (within the meaning of
Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(h)
(i) In no event shall any Holder be liable for any expenses, claims, losses, damages or liabilities pursuant to this Section 7 in excess of the net proceeds
                                        ---------
to such Holder of any Registrable Shares sold by such Holder.
(j)
2.   Section Obligations of Holders.  It shall be a condition precedent to
             ----------------------
the obligations of the Company to take any action pursuant to Section 5 that each Holder shall:
3.
4. (a) cooperate with the Company, its counsel, advisors and other representatives, and comply with all applicable provisions of law (including, without limitation, the prospectus delivery requirements of the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act) in connection with any registration effected pursuant to the provisions of this Agreement;
5.
6. (b) promptly provide to the Company, in writing, such information as the Company or its counsel deems necessary for inclusion in the registration statement, which information, when given, shall be true and correct in all material respects and shall not omit any information necessary to make the information furnished not misleading;
7.
8. (c) execute all questionnaires, powers of attorney or other documents as the Company may reasonably request;
9.
10. (d) discontinue sales of Registrable Securities upon notification of any stop order or suspension of the effectiveness of the registration statement;

11.
12. (e) notify the Company immediately upon any material change in the plan of distribution or other information concerning such Holder described in the prospectus;

13.
14. (f) discontinue sales of Registrable Securities and use of the related prospectus following notification by the Company that the registration statement must be amended or supplemented. The Company shall promptly file such amendment or supplement;

15.
16. (g) not use any prospectus other than the most recent prospectus reasonably known to such Holder related to the registration statement; and

17.
18. (h) upon presentation of a stock certificate representing Registrable Securities sold in such registration, certify that the sale was made in accordance with the terms hereof and the plan of distribution described in the prospectus relating thereto.

19.
20. If any Holder fails to provide the Company with such information within ten
(10) days of the Company's request, the Company's obligations under Section 5
                                                                    ---------
hereof with respect to such Holder or the Registrable Shares owned by such Holder shall be suspended until such Holder provides such information, provided,
                                                                       --------
however, that if a Holder provides any such information too late to be
-------
reasonably included in such Registration, the Company's obligations under
Section 5 with respect to such Holder or the Registrable Shares owned by such
---------
Holder shall be terminated with respect to such Registration.

21.
22.  Section Rule 144 Sales.
             --------------

23.
(a) The Company covenants that it will file any and all reports required to be filed by the Company under the Exchange Act so as to enable any Holder to sell Registrable Shares pursuant to Rule 144 under the Securities Act.

(a) In connection with any sale, transfer or other disposition by any Holder of any Registrable Shares pursuant to Rule 144 under the Securities Act, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold and not bearing any Securities Act legend, if deemed appropriate, and enable certificates for such Registrable Shares to be for such number of shares and registered in such names as the selling Holder may reasonably request, provided that such request is made at least two business days prior to any sale of Registrable Shares.
(b)

2.   Section Warrant Reduction.   The number of Warrant Shares issuable under
             -----------------
the Warrants shall be reduced by half if the Administrative Agent under the Credit Facilities and the US Amended and Restated Multicurrency Credit Agreement of the US Banks certify that the combined commitments under the Credit Facilities and the US Amended and Restated

Multicurrency Credit Agreement is reduced by $320 million by August 30, 2002. Such certification shall be filed with the Secretary of the Company by the close of business Bermuda time on August 30, 2002, with copies sent to all Holders as soon as practicable thereafter. Upon the receipt of such certification by the Secretary of the Company, each Warrant Certificate shall automatically represent one-half of the Warrants indicated on the first page of the Warrant Certificate (as adjusted from time to time as provided therein). Upon notification to the Holders that a reduction has occurred and upon the filing of such certification, no further action is required to effect the reduction. In the event a reduction is effected in accordance herewith, upon the request of any Holder and the surrender of such Holder's Warrant Certificate, the Company shall prepare and deliver a new Warrant Certificate reflecting the reduced number of Warrants.

3.
4.   Section Miscellaneous.
             -------------
5.
(a)  Governing Law.  This Agreement shall be governed in all respects by the
     -------------
internal laws of the State of Illinois.

(b)
(c)  Entire Agreement.  This Agreement constitutes the full and entire
     ----------------
understanding and agreement between the parties with regard to the subject matter hereof.

(d)
(e)  Amendment.  No supplement, modification, waiver or termination of this
     ---------
Agreement (including without limitation any amendment or modification of any defined term used herein which is defined in any other agreement or instrument referred to herein) shall be binding unless agreed to in writing by the Company and the holders of Warrants and Warrant Shares representing 60% of the Warrant Shares issuable hereunder, excluding any Warrant Shares sold to the public pursuant to an effective registration statement or Rule 144 under the Securities Act.
(f)
(i)  Notices, etc.  Each notice, demand, request, request for approval, consent,
     -------------
approval, disapproval, designation or other communication (each of the foregoing being referred to herein as a notice) required or desired to be given or made under this Agreement shall be in writing (except as otherwise provided in this Agreement), and shall be effective and deemed to have been received when delivered in person, when sent by fax with receipt acknowledged, five (5) days after having been mailed by certified or registered United States mail (mailed within the United States), postage prepaid, return receipt requested, or the next business day after having been sent by an internationally recognized overnight mail or courier service, receipt requested. Notices shall be addressed as follows: (x) if to any Holder, at such address or fax number as such Holder shall have furnished the Company in writing (or, if such Holder is a Lender, at such Holder's address set forth in the Credit Facilities), or (y) if to the Company, at the address or fax number of its principal executive offices set forth below its signature hereon or at such other address or fax number as the Company shall have furnished to the Investors. Any notice or other communication required to be given hereunder to a Holder in connection with a registration may instead be given to the designated representative of such Holder.

(ii)
(e)  Counterparts.  This Agreement may be executed in any number of
     ------------
counterparts, each of which may be executed by fewer than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.
(h)
(i)  Severability.  In the event that any provision of this Agreement becomes
     ------------
or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.
(j)
(k)  Captions.  Captions are for descriptive purposes only and shall not control
     --------
or alter the meaning of this Agreement as set forth in the text.
(l)
(m)  Successors and Assigns.  This Agreement shall be binding upon the parties
     ----------------------
hereto and their respective successors and assigns. Whether or not any express assignment has been made in this Agreement, the provisions of this Agreement that are for the Lenders as holders of Registrable Shares are also for the benefit of, and shall be enforceable by, all subsequent holders of Registrable Shares.
(n)
(o)  Remedies.  The Company and the Investors acknowledge that there would be no
     --------
adequate remedy at law if any Person fails to perform any of its obligations hereunder, and accordingly agree that the Company and each Holder, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of another party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.
(p)
(q)  Attorneys' Fees.  If the Company or any Holder brings an action to enforce
     ---------------
its rights under this Agreement, the prevailing party in the action shall be entitled to recover its costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred in connection with such action, including any appeal of such action.
(r)
(s)  No Inconsistent Agreements.  The Company will not hereafter enter into any
      --------------------------
agreement with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Shares in this Agreement.
(t)
(u)  Survival of Representations and Warranties.  All representations and
     ------------------------------------------
warranties contained herein shall survive the execution and delivery of this Agreement and any transfer of any Warrant or Common Shares issued upon exercise thereof.
(v)
(w)  Credit Facilities and Warrant Certificates.  Nothing in this Agreement or
     ------------------------------------------
Exhibit A is intended to permit any action or event which is prohibited by the Credit Facilities or by the

Warrant Certificates, as long as the Credit Facilities or the Warrant Certificates, respectively, remain in effect.
(x)
          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                 COMPANY:

                                 APW LTD.

                                        By: ___________________________________
                                       Its: ___________________________________
                                 Attention:
                                 Facsimile:

                                                             LENDER:

                                           THE ROYAL BANK OF SCOTLAND PLC,



                                               By:______________________________
                                               Name:
                                               Title: __________________________
                                           Attention:

                                               Facsimile:

                                 Schedule 3(d)
                         List Of APW Ltd. Options Plan

                                               Amount Outstanding   Number of Securities with a
           Name                                as of May 15, 2001*  Below Warrant Exercise Price
           ----                                -------------------  ----------------------------
APW Ltd. 2000 Stock Option Plan                       3,565,120                  42,871
APW Ltd. 2001 Stock Option Plan                       1,073,350
APW Ltd. Outside Director Stock Option Plan              24,000
APW Ltd. Deferred Stock Plan (For 3                     562,447                 562,447
participants)


          APW Ltd. also has an employee stock purchase plan allowing employees to purchase shares of Common Stock at a discount.


*  After consideration of cancellations and surrenders.

                                   EXHIBIT A

                              WARRANT CERTIFICATE

                                   EXHIBIT B


            Investor                    Number of Shares
            --------                    ----------------


THE ROYAL BANK OF SCOTLAND PLC               298,482

                                                                       EXHIBIT A

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT").
                                                              --------------
SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND AN OPINION OF COUNSEL WITH RESPECT TO SUCH EXEMPTION IS PROVIDED TO THE EXTENT REQUIRED IN A CERTAIN WARRANT AND REGISTRATION RIGHTS AGREEMENT DATED AS OF MAY 15, 2001, ENTERED INTO AMONG THE COMPANY AND CERTAIN HOLDERS OF SECURITIES OF THE COMPANY.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND PROVISIONS OF A CERTAIN WARRANT AND REGISTRATION RIGHTS AGREEMENT DATED AS OF MAY 15, 2001, ENTERED INTO AMONG THE COMPANY AND THE HOLDERS OF SECURITIES OF THE COMPANY, A COPY OF WHICH IS ON FILE AT THE COMPANY'S PRINCIPAL OFFICES. UPON WRITTEN REQUEST TO THE COMPANY'S SECRETARY, A COPY OF SUCH AGREEMENT WILL BE PROVIDED WITHOUT CHARGE TO APPROPRIATELY INTERESTED PERSONS.


                                   APW LTD.


                              WARRANT CERTIFICATE


                           Dated as of May 15, 2001


                      Warrants to Purchase Common Shares
                      ----------------------------------

          APW Ltd., a Bermuda company (the "Company"), hereby certifies that,
                                            -------
for value received, _____________, or registered assigns (the "Holder"), is the
                                                               ------
registered owner of ____________ Warrants (as adjusted from time to time as provided herein, the "Warrants"), each of which will entitle the registered
                      --------
owner thereof to purchase one share, as adjusted from time to time as provided herein (each such share being a "Warrant Share" and all such shares being the
                                 -------------
"Warrant Shares"), of the common shares, par value $0.01 per share, of the
---------------
Company, including the related preferred stock purchase rights associated with each of the common shares (the "Common Shares"), at the exercise price of
                                -------------
U.S.$8.40 per share (as adjusted from time to time as provided herein, the

"Exercise Price") during the period (the "Exercise Period") from and after
---------------                           ---------------
September 1, 2002 (subject to acceleration as provided in Section 3(f)) (such
                                                          ------------
date, the "Commencement Date") until May 15, 2006, all subject to the following
           -----------------
terms and conditions.  Certain capitalized terms are defined in Section 11
                                                                ----------
hereof.

1.    SECTION

 Registration. The Company shall register each Warrant upon records to be
 ------------
maintained by the Company for that purpose in the name of the record holder of such Warrant from time to time. The Company may deem and treat the registered holder of each Warrant as the absolute owner thereof for the purpose of any exercise thereof, any distribution to the holder thereof and for all other purposes.
2.
3.    SECTION
 Transfers and Exchanges of Warrants and Warrant Shares.
 ------------------------------------------------------
4.
(a)   Registration of Transfers and Exchanges.  The Company shall register the
      ---------------------------------------
transfer of any Warrants upon records to be maintained by the Company for that purpose upon surrender of this Warrant Certificate, with the Form of Assignment attached hereto appropriately completed and duly signed, to the Company at the office specified in or pursuant to Section 3(c). Upon any such registration of
                                   ------------
transfer and compliance with such terms of transfer, a new Warrant Certificate, in substantially the form of this Warrant Certificate, evidencing the Warrants so transferred shall be issued to the transferee and a new Warrant Certificate, in similar form, evidencing the remaining Warrants not so transferred, if any, shall be issued to the then registered holder thereof.
(b)
(c)   Warrants Exchangeable for Different Denominations.  This Warrant
      -------------------------------------------------
Certificate is exchangeable, upon the surrender hereof by the holder hereof at the office of the Company specified in or pursuant to Section 3(c), for new
                                                      ------------
Warrant Certificates, in substantially the form of this Warrant Certificate, evidencing in the aggregate the right to purchase the number of

Warrant Shares which may then be purchased hereunder, each of such new Warrant Certificates to be dated the date of such exchange and to represent the right to purchase such number of Warrant Shares as shall be designated by said holder hereof at the time of such surrender.
(d)
5.    SECTION
 Duration and Exercise of Warrants.
 ---------------------------------
6.
(a) Warrants shall be exercisable by the registered holder thereof on any business day during the Exercise Period.
(b)
(c) Subject to the provisions of this Warrant Certificate, including adjustments to the number of Warrant Shares issuable on the exercise of each Warrant and to the Exercise Price pursuant to Section 7, the holder of each
                                              ---------
Warrant during the Exercise Period shall have the right to purchase from the Company (and the Company shall be obligated to issue and sell to such holder of a Warrant) at the Exercise Price one fully paid Warrant Share which is non-assessable.
(d)
(e)   Subject to Sections 4, 8 and 10, upon surrender of this Warrant
                 ----------  -     --
Certificate, with the Form of Election to Purchase attached hereto duly filled in and signed, to the Company at its office at P.O. Box 325, Milwaukee, WI 53201, Attention: Chief Financial Officer, with a copy to & Brady LLP, 411 East Wisconsin Avenue, Milwaukee, WI 53202-4497, Attn: Anthony W. Asmuth, or at such other address as the Company may specify in writing to the then registered holder of the Warrants, and upon either (i) payment of the Exercise Price multiplied by the number of Warrant Shares then issuable upon exercise of the Warrants being exercised in lawful money of the United States of America or (ii) notice by the registered Holder of this Warrant Certificate of its election to exercise the Warrants evidenced by this Warrant Certificate on a cashless basis in the manner described in subsection (d) of this Section 3, all as specified by
                           --------------         ---------
the Holder of this Warrant Certificate in the Form of Election to Purchase, the Company shall promptly issue and cause to be delivered to or upon the written order of the registered Holder of such Warrants, and in such name or names as such registered Holder may designate, one or more certificates for the Warrant Shares issued upon such exercise of such Warrants. Any Person so designated to be named therein shall be deemed to have become Holder of record of such Warrant Shares as of the Date of Exercise of such Warrants.
(f)

(g)  The "Date of Exercise" of any Warrant means the date on which the Company
          ----------------
shall have received (i) this Warrant Certificate, with the Form of Election to Purchase attached hereto appropriately completed and duly signed, and (ii) unless the Holder of this Warrant Certificate makes the election described in subsection (d) of this Section 3, payment of the Exercise Price for such
--------------         ---------
Warrant.
(h)
(i) In lieu of paying the Exercise Price upon exercise of the Warrants, the Holder of this Warrant Certificate may elect to receive a number of Warrant Shares whose aggregate Market Price as of the Date of Exercise is equal to the fair value of this Warrant Certificate (or the portion hereof evidencing the number of Warrants then being exercised) on such date, in which event the Company shall issue to the Holder of this Warrant Certificate, upon receipt of notice of such election, a number of Warrant Shares equal to (i) the number of Warrant Shares that would otherwise be issuable upon payment of the Exercise Price of the Warrants then being exercised minus (ii) the number of Common Shares having an aggregate Market Price equal to the product obtained by multiplying the Exercise Price by the number of Warrant Shares otherwise issuable upon payment of the Exercise Price of the Warrants then being exercised.
(j)
(k) The Warrants evidenced by this Warrant Certificate shall be exercisable, either as an entirety or, from time to time, for part only of the number of Warrants evidenced by this Warrant Certificate. If less than all of the Warrants evidenced by this Warrant Certificate are exercised at any time, the Company shall issue, at its expense, a new Warrant Certificate, in substantially the form of this Warrant Certificate, for the remaining number of Warrants evidenced by this Warrant Certificate.
(l)
(m)  Subject to the terms of Section 7(j), the beginning of the Exercise Period
                             ------------
shall be accelerated to permit the Holder of this Warrant Certificate to exercise this Warrant immediately (i) prior to the consummation of an Organic Change (as defined in Section 7(d)); (ii) upon the occurrence of an event which
                      ------------
with the passage of time would result in the occurrence of a Separation Date (as defined in the Company Rights Plan) under the Company Rights Plan (as defined hereunder) or (iii) subsequent to a Refinancing Event. A "Refinancing Event"
                                                          -----------------
shall be deemed to have occurred when the Company refinances or repays all the Obligations (as defined in the Credit Facilities) under the Credit Facilities such that the Termination Date (as defined in the Credit Facilities) shall have occurred under the Credit Facilities. No Holder shall be required to provide any representation (other than as to its title to this Warrant or the Warrant Shares), covenants or indemnification in connection with an Organic Change, a Separation Date or a

Refinancing Date, provided, however that a Holder may be required to complete a
                  --------  -------
customary letter of transmittal or other comparable document which is sent to all other public shareholders of the Company. If a Warrant is exercised prior to September 1, 2002 pursuant to an acceleration under subsection 3(f)(ii), any
                                                    -------------------
Holder who exercises such Warrant must either (x) agree not to transfer one - half of the Warrant Shares issuable to such Holder upon such exercise to a non-Affiliate prior to September 1, 2002 or (y) agree to repay to the Company, in the event that a warrant reduction pursuant to Section 10 of the Warrant and Registration Rights Agreement occurs, one-half of the net proceeds, without interest, which such Holder received in connection with such transfer.
(n)
7.    SECTION

 Payment of Taxes. Subject to applicable law, the Company will pay all transfer
 ----------------
and stock issuance taxes attributable to the issuance of the Warrants and the Warrant Shares; provided, however, that the Company shall not be required to pay any tax in respect of the transfer of Warrants.
8.
9.    SECTION
 Mutilated or Missing Warrant Certificate. If this Warrant Certificate shall be
 ----------------------------------------
mutilated, lost, stolen or destroyed, the Company will, upon request by the registered Holder of this Warrant Certificate, issue, in exchange for and upon cancellation of the mutilated Warrant Certificate, or in substitution for the lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate, in substantially the form of this Warrant Certificate, of like tenor and representing the equivalent number of Warrants, but, in the case of loss, theft or destruction, only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of this Warrant Certificate and, if requested by the Company, a written agreement of indemnity from the Holder satisfactory to the Company or a lost certificate bond.
10.
11.   SECTION
 Reservation, Listing and Issuance of Warrant Shares.
 ---------------------------------------------------
12.
(a) The Company will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of the Warrants, the number of shares of Warrant Shares issuable upon exercise of the Warrants.
(b)
(c)   Before taking any action which could cause an adjustment pursuant to
Section 7 reducing the Exercise Price below the then par value (if any) of the
---------
Warrant Shares, the Company will take any corporate action which may be necessary in order that the Company may validly and legally issue at the Exercise Price as so adjusted Warrant Shares that are fully paid and non-assessable.

(d) The Company covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant Certificate, be (i) duly authorized, fully paid and non-assessable, and (ii) free from all taxes with respect to the issuance thereof and from all adverse claims, liens, charges and security interests created by the Company.

13.  SECTION

Adjustments of Price and Number of Warrant Shares.
-------------------------------------------------
14.

(a)  Adjustment
     ----------
of Number of Warrant Shares Issuable. Upon each adjustment of
------------------------------------
the Exercise Price pursuant to this Section 7, the Holder of a Warrant shall be
                                    ---------
entitled to purchase, at the Exercise Price in effect after such adjustment, a number of Warrant Shares equal to the amount obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of such Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.
(b)
(c)  Subdivision
     -----------
or Combination of Stock. If the Company shall at any time
-----------------------
subdivide (whether by stock split, stock dividend, recapitalization or otherwise) the outstanding Common Shares into a greater number of shares or pay a dividend or make a distribution to holders of Common Shares in the form of Common Shares, the Exercise Price in effect immediately prior to such subdivision, payment or distribution shall be proportionately reduced; conversely, if the outstanding Common Shares shall be combined into a smaller number of shares (whether by reverse Shares split or otherwise), the Exercise Price in effect immediately prior to such combination shall be proportionately increased.
(c)
(e)  Dividends
     ---------
and Rights Offerings.
--------------------
(f)
     (i) If the Company shall pay a dividend or distribution (including, without limitation, a distribution in the form of securities of the Company) upon the Common Shares, regardless of whether the Warrants are otherwise then exercisable, the Company shall pay to the holder of this Warrant Certificate, in respect of each Warrant Share issuable upon exercise of the Warrants evidenced hereby, an amount equal, in the case of a dividend in cash, to the amount per Common Share so payable or, in the case of any other dividend, to the fair value per Common Share of the property so payable, as determined, reasonably and in good faith, by the board of directors of the Company.


     (ii) If the Company shall effect an offering of Common Shares or other stock pro rata among its stockholders or members, each Holder shall be entitled, at such Holder's option, regardless of whether the Warrants are otherwise then exercisable, to elect to participate in each and every such offering as though its Warrants had been exercised and such Holder were, at the time of any such rights offering, then a holder of that number of Common Shares to which such Holder is then entitled on the exercise of its Warrant.

(a)  Adjustments for
     ---------------
Consolidation, Amalgamation, Merger, Sale of Assets,
----------------------------------------------------
Reorganization, etc. Subject to the terms of Section 7(j), if the Company (i)
-------------------                          ------------
consolidates with, amalgamates with or merges into any other entity and is not the continuing or surviving corporation of such consolidation , amalgamation or merger, or (ii) permits any other entity to consolidate with, amalgamate with or merge into the Company and the Company is the continuing or surviving corporation but, in connection with such consolidation, amalgamation or merger, the Common Shares are changed into or exchanged for stock or other securities of any other corporation or cash or any other assets, or (iii) transfers all or substantially all of its properties and assets to any other entity, or (iv) effects a recapitalization, capital reorganization or reclassification of the capital stock of the Company in such a way that holders of Common Shares shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Shares (each of the transactions referred to in the foregoing clauses (i) through (iv) being an "Organic Change"), then, and in each
          -----------         ----           --------------
such case, proper provision shall be made in form and substance satisfactory to the Holders of Warrants and Warrant Shares representing 60% of the Warrant Shares issuable under the Warrant and Registration Agreement, excluding any Warrant

Shares sold to the public pursuant to an effective registration statement or Rule 144 under the Securities Act, so that, upon the basis and upon the terms and in the manner provided in this subsection (d), the holder of this Warrant
                                   --------------
Certificate, upon the exercise of each Warrant at any time after the consummation of such Organic Change, shall be entitled to receive (at the aggregate Exercise Price in effect for all Warrant Shares issuable upon such exercise immediately prior to such consummation as adjusted to the time of such transaction), in lieu of Common Shares issuable upon such exercise prior to such consummation, the stock and other securities, cash and assets to which such holder would have been entitled upon such consummation if such holder had so exercised such Warrant immediately prior thereto (subject to adjustments subsequent to such corporate action as nearly equivalent as possible to the adjustments provided for in this Section 7).
                                 ---------

(b)
(c)  Notice of Adjustment.
     --------------------
Upon any adjustment of any Exercise Price, then and in each such case the Company shall promptly deliver a notice to the registered holder of the Warrants, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of each Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(a)  Other Notices.  In case
     -------------
at any time:

     (i)   the Company shall declare any cash dividend on its Common Shares;

     (ii) the Company shall pay any dividend payable in stock upon its Common Shares or make any distribution (other than regular cash dividends) to the holders of its Common Shares;

     (iii) the Company shall offer for subscription pro rata to the holders of its Common Shares any additional shares of stock of any class or other rights;

     (iv) the Company shall authorize the distribution to all holders of its Common Shares of evidence of its indebtedness or assets (other than cash dividends or cash distributions payable out of earnings or earned surplus or dividends payable in Common Shares);

     (v)    there shall be any Organic Change;

     (vi) there shall be a voluntary or involuntary dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, or winding up of the Company;

     (vii) there shall have occurred any event which would trigger a Separation Date under the Company Rights Plan; or

     (viii) the Company proposes to take any other action or an event occurs which would require an adjustment of the Exercise Price pursuant to subsection (g) of this Section 7;
            --------------         ---------

then, in any one or more of said cases, the Company shall give written notice, addressed to the holder of this Warrant Certificate at the address of such holder as shown on the books of the Company, of (1) the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (2) the date (or, if not then known, a reasonable approximation thereof by the Company) on which such Organic Change or other action or event, as the case may be, shall take place (or, in the case of clauses (vi)
                                                                   ------------
and (vii) above, the date on which the relevant action or event took place).
    -----
Such notice shall also specify (or, if not then known, reasonably approximate) the date as of which the holders of Common Shares of record shall participate in such dividends, distribution or subscription rights, or shall be entitled to exchange their Common Shares for securities or other property deliverable upon such Organic Change, Separation Date, dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, winding up, or other action or event, as the case may be. Such written notice shall be given at least twenty (20) days prior to the action in question and not less than twenty (20) days prior to the record date or the date on which the Company's transfer books are closed in respect thereto; provided, that no advance notice need be given of any event or
                 --------
action specified in clause (vi) above, but the Company shall give notice of such
                    -----------
event as promptly thereafter as practicable; and further provided, that the
                                                 ------- --------
Company shall give immediate notice of any event or action specified in clause
                                                                        ------
(vii) above.
-----

(a)    Certain Events.  If any event occurs of the type contemplated by the
       --------------
provisions of this Section 7 but not expressly provided for by such provisions
                   ---------
(including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company shall appoint, at its sole expense, a firm of independent certified public accountants (which may be the regular auditors of the Company) of recognized national standing, which shall give their opinion upon the adjustment, if any, on a basis consistent with the basic intent and principles established in the other provisions of this Section 7, necessary to preserve, without dilution, the
                         ---------
the exercise rights of the registered holder of this Warrant Certificate. Upon receipt of such opinion, the Company shall forthwith make the adjustments described therein.
(b)
(c)    (h)  Certain Exceptions to Antidilution Protection.  Notwithstanding
            ---------------------------------------------
anything to the contrary in this Section 7, there shall be no adjustment to the
                                 ---------
Exercise Price or to the number of Warrant Shares issuable upon exercise hereof:
(i) in connection with the sale or issuance of the Warrant Certificates for an initial aggregate of 298,482 Common Shares issued to the Lenders (or their Affiliates) under the Credit Facilities and warrant certificates for an initial aggregate of 1,771,349 Common Shares issued to the US Banks under the US Multicurrency Credit Agreement on the Original Issuance Date and all warrants issued upon the partial exercise, transfer or division of, or in substitution for, any such warrants, or any adjustment to the number of shares issuable pursuant thereto in accordance with the terms of any thereof; (ii) the issuance of any rights under the Company Rights Plan; or (iii) an exercise of options outstanding under the Company's stock plans on the Original Issuance Date, which options are listed on Schedule 3(d) to the Warrant and Registration Rights
                      -------------
Agreement.
(d)
(e)    (i)  Other Securities.  If at any time, as a result of an adjustment made
            ----------------
pursuant to this Section 7, any holder of Warrants shall become entitled to
                 ---------
purchase any securities of the Company other than Common Shares, the number or amount of such other securities so purchasable and the consideration for such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this
Section 7 hereof.
---------
(f)
(g)    (j)  Reduction pursuant to Warrant and Registration Rights Agreement.
            ---------------------------------------------------------------
Notwithstanding anything to the contrary in this Section 7, the number of
                                                 ---------
Warrant Shares issuable upon exercise of the Warrants is also subject to immediate reduction pursuant to Section 10 of the Warrant and Registration Rights Agreement.
(h)
(i)    (k)      No Doubling. No single event shall result in an adjustment being
                -----------
effected more than once, but a similar subsequent event will result in such adjustments.
(j)
2.    SECTION   No Stock Rights.  No holder of this Warrant Certificate, as
                ---------------
such, shall be entitled to vote or be deemed the holder of Common Shares or any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the Holder of this Warrant Certificate, as such, the rights of a stockholder of the Company or the right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided herein), or to receive dividends (except as provided herein) or subscription rights or otherwise, until the Date of Exercise of the Warrants shall have occurred.
3.
4.     SECTION  Fractional Shares.  The Company shall not be required to issue
                -----------------
fractions of Warrant Shares upon exercise of the Warrants or to distribute certificates which evidence fractional Warrant Shares. As to any fractional share of Common Shares which the Holder would otherwise be entitled to subscribe for from the Company upon such exercise, the Company shall round such fraction up to the next whole Warrant Share and shall issue such rounded up Warrant Share and distribute certificates for such rounded up Warrant Share.

1.     SECTION  No Registration under Securities Act.  Neither the Warrants nor
                ------------------------------------
the Warrant Shares have been registered under the Securities Act. The Holder of this Warrant Certificate, by acceptance hereof, represents that it is acquiring the Warrants to be issued to it for its own account and not with a view to the distribution thereof, and agrees not to sell, transfer, pledge or hypothecate any Warrants or any Warrant Shares unless a registration statement is effective for such Warrants or Warrant Shares under the Securities Act, unless the sale is permitted by Rule 144 pursuant to the Securities Act or in the opinion of such holder's counsel (a copy of which opinion shall be delivered to the Company) such transaction is exempt from the registration requirements of the Securities Act; provided that
     --------

Warrants and Warrant Shares issued to such Holder may be transferred to any Designated Affiliate of such Holder, without any such registration (to the extent permitted by law) or opinion, subject to the foregoing restriction on any further sale, transfer, pledge or hypothecation by such Designated Affiliate.
2.
3.     SECTION   Certain Definitions.  The following terms have the meanings
                 ------- -----------
set forth below:
4.
5.     "Affiliate" of any Person means any other Person directly or indirectly
        ---------
controlling, controlled by or under direct or indirect common control with such Person.
6.
7.     "Commencement Date" is defined in the first paragraph hereof.
        -----------------
8.
9.     "Common Shares" are defined in the first paragraph hereof.
        -------------
10.
11.    "Company" is defined in the first paragraph hereof.
        -------
12.
13.    "Company Rights Plan" means the Rights Agreement, dated as of July 17,
        -------------------
2000, between the Company and Firstar Bank N.A., as Rights Agent.
14.
15.    "Credit Facilities" means the credit facilities dated as of May 15,
       -----------------
2001 among certain of the Company's subsidiaries and the UK Banks.
16.
17.    "Date of Exercise" is defined in Section 3(c).
       ----------------                 ------------
18.
19.    "Designated Affiliate" has the meaning ascribed to it in the Warrant and
        --------------------
Registration Rights Agreement.
20.
21.    "Exercise Period" is defined in the first paragraph hereof.
        ---------------
22.
23.    "Exercise Price" is defined in the first paragraph hereof.
        --------------

       "Holder" is defined in the first paragraph hereof.
        ------

       "Market Price" shall mean the average of the daily closing prices per
        ------------
Common Share for the ten (10) consecutive trading days immediately preceding the day as of which "Market Price" is being determined (exclusive of "ex-dividend"
                 ------------
and similar dates). The closing price for each day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal national securities exchange on which the shares are listed or admitted to trading, or if the shares are not so listed or admitted to trading, on the National Market System of NASDAQ or, if prices for the shares are not quoted on such National Market System, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or through a similar organization if NASDAQ is no longer reporting such information. If Common Shares are not listed or admitted to trading on any exchange or quoted through NASDAQ or any similar organization, the "Market Price" shall be deemed to be the higher of (x) the book value of a
     ------------
Common Share as determined by any firm of independent certified public accountants of recognized national standing, selected by the board of directors of the Company, as at the last day of any month ending within sixty (60) days preceding the date as of which the determination is to be made and (y) the fair value thereof determined in good faith by a nationally recognized independent investment banking firm selected by the Company and acceptable to the holders of a majority of the Warrants as of a date which is within thirty (30) days of the date as of which the determination is to be made (the reasonable fees and expenses of such independent certified public accountants and independent investment banking firm to be paid by the Company); provided, however, that in
                                                    --------  -------
the case of any determination of Market Price pursuant to this sentence, the Market Price shall not be less than the amount of the consideration per share received by the Company in respect of the most recent sale, transfer or other issuance of Common Shares by the Company (other than as a result of the exercise of any option or warrant or the conversion of any stock or securities convertible into or exchangeable for Common Shares) in an arms' length transaction to an unaffiliated third party within the 90-day period immediately preceding the date as to which the determination is to be made.

       "Organic Change" is defined in Section 7(d).
        --------------                ------------

       "Original Issuance Date" means May 15, 2001.
        ----------------------

       "Person" means an individual, a corporation, a partnership, an
        ------
association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

       "Refinancing Event" is defined in Section 3(f).
        -----------------                ------------

       "UK Banks" means the Royal Bank of Scotland and National Westminster
        --------
Bank PLC.

       "US Multicurrency Credit Agreement" means the Amended and Restated
        ---------------------------------
Multi-Currency Credit Agreement dated as of May 15, 2001, among the Company, certain lenders and Bank One NA, as syndication agent, Chase Manhattan Bank, as documentation agent, and Bank of America, National Association, as administrative agent, as amended, supplemented or otherwise modified from time to time.

       "Securities Act" means the Securities Act of 1933, as amended.
        --------------

       "Warrant" is defined in the first paragraph hereof.
        -------

       "Warrant and Registration Rights Agreement" means the Warrant and
        -----------------------------------------
Registration Rights Agreement dated as of May 15, 2001 among the Company and certain holders of its securities executed pursuant to the Credit Facilities, as amended, supplemented or otherwise modified from time to time.

       "Warrant Share" is defined in the first paragraph hereof.
        -------------

1.     SECTION   Notices.  All notices, requests, demands and other
                 -------
communications relating to this Warrant Certificate shall be in writing, including by facsimile, addressed (a) if to the registered owner hereof, to it at the address furnished by the registered owner to the Company, and (b) if to the Company, to it at P.O. Box 325, Milwaukee, WI 53201, facsimile no.: (262) 523-7586, Attention: Chief Financial Officer, with a copy to Quarles & Brady LLP, 411 East Wisconsin Avenue, Milwaukee, WI 53202-4497, facsimile no.: (414) 271-3552, Attn: Anthony W. Asmuth, or to such other address as any party shall notify the other party in writing, and shall be effective, in the case of written notice by mail, five days after placement into the mails (first class, postage prepaid, mailed within the United States); in the case of notice by facsimile, on the same day as receipt is confirmed; and in the case of notice by an internationally recognized mail or courier service on the next business day after having been sent, unless such service specifies that it will be providing second business day service, in which case on the second business day after having been sent.
2.
3.     SECTION   Binding Effect.  This Warrant Certificate shall be binding upon
                 --------------
and inure to the sole and exclusive benefit of
the Company, its successors and assigns, the registered Holder or Holders from time to time of the Warrants and the Warrant Shares.
4.
5.     SECTION   Governing Law.  This Warrant Certificate shall be construed
                 -------------
in accordance with and governed by the internal laws of the State of Illinois.

       IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its officer thereunto duly authorized as of the date hereof.

                                                            APW LTD.



                                                            By____
                                                            Title:

                         FORM OF ELECTION TO PURCHASE

(To be executed by the holder of Warrants if such holder desires to exercise Warrants evidenced by the foregoing Warrant Certificate)


To APW Ltd.

     The undersigned hereby irrevocably elects to exercise _______________ Warrants evidenced by the foregoing Warrant Certificate for, and to [purchase thereunder, _______________, Common Shares issuable upon exercise of said Warrants and delivery of $___________ (in cash as provided for in the foregoing Warrant Certificate) and any applicable taxes payable by the undersigned pursuant to such Warrant Certificate.][receive, in accordance with Section 3(d) of the Warrant Certificate, ______ Common Shares issuable upon exercise of said Warrants and delivery of any applicable taxes payable by the undersigned pursuant to such Warrant Certificate].

     The undersigned requests that certificates for such shares be issued in the name of

                                    PLEASE INSERT SOCIAL
                                    SECURITY OR TAX
                                    IDENTIFICATION NUMBER


                                    _______

_______________________________
(Please print name and address)     _______

_______


     If said number of Warrants shall not be all the Warrants evidenced by the foregoing Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so exercised be issued in the name of and delivered to

_______

                        (Please print name and address)
_______






Dated:  ______________, _____       Name of
                                          holder of Warrant (Print): _______

                                    (By:) _______
                                           (Title:)

                              FORM OF ASSIGNMENT


     FOR VALUE RECEIVED, __________________________________ hereby sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned in and to the number of Warrants (as defined in and evidenced by the foregoing Warrant Certificate) set opposite the name of such assignee below and in and to the foregoing Warrant Certificate with respect to said Warrants and the Common Shares issuable upon exercise of said Warrants:


Name of Assignee         Address        Number of Warrants
----------------         -------        ------------------






     If the total of said Warrants shall not be all the Warrants evidenced by the foregoing Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so assigned be issued in the name of and delivered to the undersigned.

                              Name of
                              holder of Warrant (Print:) _______